EXHIBIT 32

In connection with the Annual Report of United Cannabis Corporation (the “Company”) on Form 10-K for the period ending December 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), Earnest Blackmon, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

March 13, 2017	By:	/s/ Earnest Blackmon
Earnest Blackmon, Principal Executive and Financial Officer